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FOR IMMEDIATE RELEASE

April 29, 2010

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, C.Ryan.Frazier@dom.com
Analysts:	Nathan Frost (804) 819-2187, Nathan.J.Frost@dom.com Sarah Scott (804) 819-2315, Sarah.M.Scott@dom.com

DOMINION ANNOUNCES FIRST-QUARTER 2010 EARNINGS

• First-quarter 2010 operating earnings of 96 cents per share compare to guidance of 90 cents to $1.00 per share
• First-quarter 2010 GAAP earnings of 29 cents per share
• Company affirms 2010 operating earnings guidance of $3.20 to $3.40 per share • Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended March 31, 2010, of $174 million ($0.29 per share), compared with reported earnings of $248 million ($0.42 per share) for the same period in 2009.

Operating earnings for the three months ended March 31, 2010, amounted to $576 million ($0.96 per share), compared to operating earnings of $574 million ($0.98 per share) for the same period in 2009. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2010 and 2009 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“First-quarter operating earnings were in line with our expectations.  In addition to the first-quarter earnings results, two significant events occurred in the quarter that will allow us to continue moving toward our goal of becoming a more regulated company and one less sensitive to commodity prices.  First, the Virginia State Corporation Commission approved the comprehensive settlement agreement for the 2009 Virginia Jurisdictional Base Rate case that was agreed to by all parties.  Second, we reached an agreement to sell the remainder of our natural gas and oil exploration and production business to a subsidiary of CONSOL Energy.

“As we move forward, we continue to see strong growth opportunities.  Specifically, the Dominion service territory peak demand will grow an additional 5,600 megawatts over the next 10 years, as forecasted by PJM.  We continue to focus on our regulated infrastructure growth plan for new generation and electric transmission to meet the expected customer demand for electricity over the next decade.  In addition, we are focused on building the necessary pipelines, gathering and products extraction infrastructure required to meet the needs of the emerging Marcellus supply.

“We are making substantial progress on our electric infrastructure expansion plans with nearly 1,200 megawatts of generation under construction through our Virginia City Hybrid Energy Center and Bear Garden projects, plus two significant 500 kV electric transmission lines.  On the gas side, construction began on our Cove Point Pier Expansion in mid-March and we recently announced our Marcellus 404 natural gas gathering, processing and transportation project, which will help meet the increasing infrastructure needs of producers in the Marcellus region.

“With the solid performance in the first quarter and our plans for the remainder of the year, we are affirming our 2010 operating earnings guidance of $3.20 to $3.40 per share.  We will provide details about our 2010 operating earnings guidance, as well as other long-term growth drivers, on May 7 at our Investor and Analyst Meeting in New York City.”

First-quarter 2010 operating earnings compared to 2009

The decrease in first-quarter 2010 operating earnings per share as compared to first-quarter 2009 operating earnings per share is primarily attributable to lower merchant generation margins, lower gas and oil production as a result of the expiration of overriding royalty interests associated with former volumetric production payment agreements and lower contributions from producer services.  Partially offsetting these negatives were higher contributions from the regulated electric utility and gas transmission businesses including favorable weather in the regulated electric service territory.

Complete details of first-quarter 2010 operating earnings as compared to 2009 can be found on Schedule 4 of this release.

Second-quarter 2010 operating earnings guidance

Dominion expects second-quarter 2010 operating earnings in the range of 55 cents per share to 65 cents per share as compared to second-quarter 2009 operating earnings of 68 cents per share. Negative factors for the second quarter of 2010 compared to the prior year include higher planned outage expenses, lower merchant generation margins, a higher effective income tax rate and absence of earnings resulting from the divestiture of the company’s E&P operations beginning May 1, 2010.  Factors partially offsetting these negatives include higher rate adjustment clause revenues and accretion due to share repurchases. Reported earnings for the second quarter of 2009 were 76 cents per share.

In providing its second-quarter and full-year 2010 operating earnings guidance the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles.  At this time, Dominion management is able to estimate that the announced sale of substantially all of its Appalachian E&P operations would have an after-tax gain of approximately $1.4 billion that would not be included in second-quarter 2010 operating earnings.  However, Dominion management is currently not able to estimate the impact, if any, of these other items on reported earnings.  Accordingly, Dominion is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its first-quarter earnings conference call at 10 a.m. EDT on Thursday, April 29. Dominion management will discuss first-quarter 2010 financial results, second-quarter 2010 operating earnings guidance, and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT April 29 and lasting until 11 p.m. EDT May 6.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 17647504.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day April 29.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of more than 27,500 megawatts of generation, 12,000 miles of natural gas transmission, gathering and storage pipeline and 6,000 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 942 billion cubic feet of storage capacity and serves retail energy customers in 12 states. For more information about Dominion, visit the company's Web site at www.dom.com.

This release contains certain forward-looking statements, including forecasted operating earnings for second-quarter and full-year 2010 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices, the timing of the closing dates of acquisitions or divestitures, estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the timing and receipt of regulatory approvals necessary for planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects as scheduled.  Other factors include, but are not limited to, weather conditions, including the effects of hurricanes and major storms on operations, the behavior of other market participants, state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, economic conditions in the company's service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, trading counter-party credit risks, risks related to energy trading and marketing, adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

Schedule 1 - Segment Operating Earnings1

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended March 31
	2010	2009	Change
Operating Revenue (GAAP Based 2)	$ 4,168	$ 4,586	$ (418)

Earnings:
Dominion Virginia Power	$ 114	$ 115	$ (1)
Dominion Energy	175	177	(2)
Dominion Generation	325	369	(44)
Corporate and Other	(38)	(87)	49
OPERATING EARNINGS	$ 576	$ 574	$ 2
Items excluded from operating earnings 3	(402)	(326)	(76)
REPORTED EARNINGS 2	$ 174	$ 248	$ (74)

Common Shares Outstanding (average, diluted)	600.9	585.7

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.19	$ 0.20	$ (0.01)
Dominion Energy	0.29	0.30	(0.01)
Dominion Generation	0.54	0.63	(0.09)
Corporate and Other	(0.06)	(0.15)	0.09
OPERATING EARNINGS	$ 0.96	$ 0.98	$ (0.02)
Items excluded from operating earnings 3	(0.67)	(0.56)	(0.11)
REPORTED EARNINGS 2	$ 0.29	$ 0.42	$ (0.13)

1)	2009 has been recast due to Dominion management's decision to retain Hope Gas, Inc. as a part of
Dominion Energy and due to the reclass of Peoples Natural Gas Company (PNG) to discontinued operations.
2)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
3)	Refer to schedules 2 and 3 for details related to items excluded from operating earnings, or find "GAAP Reconciliation" on Dominion's Web site at www.dom.com/investors.

Schedule 2 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Three months ended March 31, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$206 million charge related to our work force reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$149 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	$10 million net benefit related to other items.

(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010
Operating earnings	$576				$576
Items excluded from operating earnings (after-tax):
Work force reduction program	(206)				(206)
Peoples discontinued operations	(149)				(149)
Health care reform legislation - Medicare Part D tax impact	(57)				(57)
Other items	10				10
Total items excluded from operating earnings	(402)				(402)
Reported net income	$174				$174
Common shares outstanding (average, diluted)	600.9				600.9
Operating earnings per share	$0.96				$0.96
Items excluded from operating earnings (after-tax)	(0.67)				(0.67)
Reported earnings per share	$0.29				$0.29

Schedule 3 – Reconciliation of 2009 Operating Earnings to Reported Earnings

2009 Earnings (Twelve months ended December 31, 2009)1

The net effects of the following items, all shown on an after-tax basis, are included in 2009 reported earnings, but are excluded from operating earnings:

•
$281 million impairment charge resulting from the first-quarter ceiling test performed for our gas and oil properties under the full cost method accounting with a subsequent update for estimated state taxes in the second quarter.

•	$435 million after-tax charge in connection with the proposed settlement of Virginia Power’s 2009 rate case proceedings.
•	$2 million net gain related to our investments in nuclear decommissioning trust funds.
•	$62 million benefit due to a downward revision in the nuclear decommissioning asset retirement obligation (ARO) for a power station unit that is no longer in service.
•	$26 million of earnings from Peoples discontinued operations.
•	$29 million net expense related to other items.

(millions, except per share amounts)	1Q09	2Q09	3Q09	4Q09	YTD 2009
Operating earnings	$574	$404	$590	$374	$1,942
Items excluded from operating earnings (after-tax):
Impairment of gas and oil properties	(272)	(9)			(281)
Proposed rate settlement				(435)	(435)
Net gains (losses) in nuclear decommissioning trust funds	(50)	12	34	6	2
ARO revision		62			62
Peoples discontinued operations	9	(15)	(41)	73	26
Other items	(13)		11	(27)	(29)
Total items excluded from operating earnings	(326)	50	4	(383)	(655)
Reported net income	$248	$454	$594	$(9)	$1,287
Common shares outstanding (average, diluted)	585.7	594.0	596.3	598.1	593.7
Operating earnings per share*	$0.98	$0.68	$0.99	$0.63	$3.27
Items excluded from operating earnings (after-tax)	(0.56)	0.08	0.01	(0.64)	(1.10)
Reported earnings per share	$0.42	$0.76	$1.00	$(0.01)	$2.17

1)  2009 has been recast due to the reclass of Peoples Natural Gas Company (PNG) to discontinued operations.

*YTD 2009 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 1Q10 Earnings to 1Q09

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	March 31,
	2010 vs. 2009
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	$4	$0.01
Rate Adjustment Clause	12	0.02
Other	(2)	0.00
Storm damage and service restoration - distribution operations	(6)	(0.01)
Retail energy marketing operations	(4)	(0.01)
Other	(5)	(0.01)
Share dilution	---	(0.01)
Change in contribution to operating earnings	($1)	($0.01)

Dominion Energy 1
Producer services	($16)	($0.02)
Weather - Gas distribution	(2)	0.00
Gas and Oil - production	(12)	(0.02)
Gas and Oil - DD&A expense	7	0.01
Cove Point expansion	20	0.03
Other	1	0.00
Share dilution	---	(0.01)
Change in contribution to operating earnings	($2)	($0.01)

Dominion Generation
Regulated electric sales:
Weather	$7	$0.01
Rate Adjustment Clause	25	0.04
Other	(8)	(0.01)
Merchant generation margin	(71)	(0.12)
Energy supply margin	(8)	(0.01)
Outage costs	9	0.02
Other	2	0.00
Share dilution	---	(0.02)
Change in contribution to operating earnings	($44)	($0.09)

Corporate and Other
Change in contribution to operating earnings	$49	$0.09

Change in consolidated operating earnings 1	$2	($0.02)

Change in items excluded from operating earnings 1, 2	($76)	($0.11)

Change in reported earnings (GAAP)	($74)	($0.13)

1)	2009 operating earnings have been recast due to management's decision to retain Hope Gas, Inc.
as part of Dominion Energy.
2)	Refer to schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's Web site at www.dom.com/investors.